                                                                     Exhibit 3.2




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                          CERTIFICATE OF INCORPORATION

                                       OF

                            AHOLD LEASE U.S.A., INC.

                                 ______________


            I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, as from time to time amended, do hereby certify as follows:

            FIRST: The name of the Corporation is: Ahold Lease U.S.A., Inc.

            SECOND: The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle. The name of its registered agent in the State of Delaware at such address is Corporation Service Company.

            THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time in effect.

            FOURTH: The total authorized capital stock of the Corporation shall be 100 shares of Common Stock, each of which is $0.01 par value.

            FIFTH: The name and mailing address of the incorporator is as follows:

                  Name                                Mailing Address
                  ----                                ---------------

                  David M. Johansen                 c/o White & Case LLP
                                                    1155 Avenue of the Americas
                                                    New York, New York  10036

            SIXTH: The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation.

            SEVENTH: The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

                  Name                                Mailing Address
                  ----                                ---------------

                  Robert G. Tobin                   c/o Ahold U.S.A., Inc.
                                                    14101 Newbrook Drive
                                                    Chantilly, VA 20151

                  Daniel C. Tiedge                  c/o Ahold U.S.A., Inc.
                                                    14101 Newbrook Drive
                                                    Chantilly, VA 20151

                  Ernie J. Smith                    c/o Ahold U.S.A., Inc.
                                                    14101 Newbrook Drive
                                                    Chantilly, VA 20151

            EIGHTH: The business of the Corporation shall be managed under the direction of the Board of Directors except as otherwise provided by law. The number of Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the By-Laws. Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

            NINTH: The Board of Directors may make, alter or repeal the By-Laws of the Corporation except as otherwise provided in the By-Laws adopted by the Corporation's stockholders.

            TENTH: The Directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.

            1. A Director of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those breaches and acts or omissions that the General Corporation Law of the State of Delaware, as from time to time amended, expressly provides cannot be eliminated or limited. Neither the modification nor repeal of this paragraph 1 of Article TENTH nor any amendment to said General Corporation Law that does not have retroactive application shall limit the right of Directors hereunder to exculpation from personal liability for any act or omission occurring prior to such amendment, modification or repeal.

            2. The Corporation shall indemnify each Director and Officer of the Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the Corporation's By-Laws, and in furtherance hereof the Board of Directors is expressly authorized to amend the Corporation's By-Laws from time to time to give full effect hereto, notwithstanding possible self interest of the Directors in the action being taken. Neither the modification nor repeal of this paragraph 2 of Article TENTH nor any amendment to the General Corporation Law of the State of Delaware that does not have retroactive application shall limit the right of Directors and Officers to indemnification hereunder with respect to any act or omission occurring prior to such modification, amendment or repeal.

            ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


            IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of August, 2000.



                                               /s/ David M. Johansen
                                               ---------------------------

                                               David M. Johansen
                                               Incorporator